EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Fourth Quarter 2009 Results

Dallas, Texas, February 2, 2010 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended December 31, 2009.

Net loss for the fourth quarter was $11 million, or $.35 per common unit.  The loss included noncash mark-to-market derivative losses of $36 million, or $1.14 per common unit.  Without the effect of this item, adjusted income for the fourth quarter would have been $25 million, or $.79 per common unit. Cash flow from operations for the period was $18 million.

Oil and gas sales for the fourth quarter averaged 6,032 barrels oil equivalent per day (BOEPD).  Fourth quarter oil sales averaged 3,636 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,388 BPD, and gas sales averaged 6 million cubic feet per day (MMCFPD).

The fourth quarter average price for oil was $116.65 per barrel.  The average price for NGLs was $48.32 per barrel, and the average price for gas was $6.03 per thousand cubic feet. The average prices reported for the fourth quarter benefitted from the Partnership’s attractive commodity derivative position.

The Partnership commenced a two-rig drilling program in early November and through the end of December had drilled six wells, of which five are producing and one is awaiting completion.  During 2010, the Partnership expects to drill approximately 50 wells.  The drilling program is expected to provide production growth and, based on current NYMEX strip prices and drilling and production costs, generate internal rates of return of approximately 50%.

The Partnership has credit facility availability of $225 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended December 31, 2009, or $2.00 per outstanding common unit on an annual basis.  The distribution is payable February 11, 2010 to holders of record at the close of business on February 4, 2010.  Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2013 (of the Partnership’s forecasted production, derivative contracts cover approximately 85% in 2010, 75% in 2011 and 2012 and 60% in 2013).

Proved Reserves

The Partnership’s total proved oil and gas reserves as of December 31, 2009 were 44 million barrels oil equivalent (MMBOE).  The year-end 2009 proved reserves include the Spraberry reserves acquired from a subsidiary of Pioneer Natural Resources Company in August 2009.  Since this transaction represented a transaction between entities under common control under generally accepted accounting standards, the proved reserves acquired by the Partnership are reflected as if the Partnership had acquired the assets at the beginning of the period.

The new Securities and Exchange Commission (SEC) reporting rules applicable for year-end 2009 reporting require that year-end proved reserve volumes be calculated using an average of the NYMEX spot prices for sales of oil and gas on the first calendar day of each month during 2009.  On this basis, the price of oil and gas for 2009 proved reserves reporting purposes was $61.14 per barrel and $3.87 per million British thermal units (MMBtu), respectively.  The prices used to calculate proved reserves for year-end 2008, when Pioneer Southwest’s proved reserves were last reported, were $44.60 per barrel of oil and $5.71 per MMBtu of gas, representing the NYMEX spot prices on December 31, 2008 as required by the previous SEC reporting rules.  Since the Partnership’s production is primarily oil and NGLs, year-end proved reserves increased by 4 MMBOE, including the acquired properties, as a result of positive price revisions based on the higher oil price used for 2009.

Additional reserves totaling approximately 5 MMBOE would be added if SEC NYMEX pricing returned to $80 per barrel of oil and $6 per MMBtu of gas.

Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, audited 100% of Pioneer Southwest’s proved reserves at year-end 2009.

Financial Outlook

First quarter 2010 production is forecasted to average 5,800 BOEPD to 6,200 BOEPD.  First quarter production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400,000 to $600,000.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% as a result of Pioneer Southwest being subject to the Texas margin tax.

Earnings Conference Call

On Wednesday, February 3, 2010 at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 452-4024 (confirmation code: 3410205) five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through March 3 by dialing (888) 203-1112 (confirmation code: 3410205).

Pioneer Southwest is a Delaware limited partnership headquartered in Dallas, Texas. Pioneer Natural Resources formed Pioneer Southwest to own and acquire oil and gas assets in its area of operations. This area includes onshore Texas and eight counties in the southeast region of New Mexico.  For more information, visit Pioneer Southwest’s website at www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, access to and availability of drilling equipment and transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks. Sensitivity price cases for proved reserves mentioned in this release may not be attained or sustained. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

An audit of proved reserves follows the general principles set forth in the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Society of Petroleum Engineers (“SPE”). A reserve audit as defined by the SPE is not the same as a financial audit.  Please see Pioneer Southwest’s Annual Report on Form 10-K for a general description of the concepts included in the SPE’s definition of a reserve audit.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Matt Gallagher – 972-969-4017
Nolan Badders – 972-969-3955

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$625	$29,936
Accounts receivable	14,162	12,606
Inventories	851	1,941
Prepaid expenses	260	105
Derivatives	16,042	51,261
Total current assets	31,940	95,849

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	311,730	305,075
Accumulated depletion, depreciation and amortization	(113,386)	(100,370)
Total property, plant and equipment	198,344	204,705

Deferred income taxes	1,964	-
Other assets:
Derivatives	23,784	65,804
Other, net	606	806
	$256,638	$367,164

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$6,139	$5,824
Due to affiliates	697	5,968
Interest payable	26	-
Income taxes payable to affiliate	460	492
Deferred income taxes	127	521
Derivatives	3,606	-
Asset retirement obligations	500	99
Total current liabilities	11,555	12,904

Long-term debt	67,000	-
Derivatives	30,205	-
Deferred income taxes	-	101
Asset retirement obligations	6,605	6,328
Partners' equity	141,273	347,831
	$256,638	$367,164

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Oil	$39,015	$35,156	$134,902	$155,333
Natural gas liquids	6,169	3,089	21,568	22,993
Gas	3,356	2,923	12,247	15,068
Interest and other	1	159	210	192
	48,541	41,327	168,927	193,586
Costs and expenses:
Oil and gas production	9,487	9,677	34,749	38,807
Production and ad valorem taxes	2,220	2,883	9,547	14,213
Depletion, depreciation and amortization	2,950	3,474	13,016	11,582
General and administrative	1,004	1,405	4,790	6,227
Accretion of discount on asset retirement obligations	121	36	484	144
Interest	432	192	1,160	621
Derivative loss, net	43,344	-	78,265	-
Other, net	297	599	549	890
	59,855	18,266	142,560	72,484

Income (loss) before taxes	(11,314)	23,061	26,367	121,102
Income tax benefit (provision)	183	(248)	(46)	(1,326)
Net income (loss)	$(11,131)	$22,813	$26,321	$119,776

Allocation of net income (loss) (a):
Net income (loss) applicable to the Partnership Predecessor	$-	$2,348	$(1,598)	$59,038
Net income (loss) applicable to the Partnership	(11,131)	20,465	27,919	60,738
	$(11,131)	$22,813	$26,321	$119,776

Allocation of net income (loss) applicable to the Partnership:
Applicable to the general partner's interest	$(11)	$21	$28	$61
Applicable to the limited partner's interest	(11,120)	20,444	27,891	60,677
	$(11,131)	$20,465	$27,919	$60,738

Net income (loss) per common unit – basic and diluted	$(0.35)	$0.68	$0.92	$2.02
Weighted average common units outstanding – basic and diluted	31,557	30,009	30,399	30,009

_____________
(a)	The following table provides the composition of the historic accounting attributes of the Partnership, as combined with the Partnership Predecessor.

	Prior to May 6, 2008	May 6, 2008 through August 31, 2009	Subsequent to August 31, 2009

2008 IPO Acquisitions	Partnership Predecessor	Partnership	Partnership
2009 Acquisitions	Partnership Predecessor	Partnership Predecessor	Partnership

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income (loss)	$(11,131)	$22,813	$26,321	$119,776
Adjustments to reconcile net income to net cash
provided by operating activities:
Depletion, depreciation and amortization	2,950	3,474	13,016	11,582
Deferred income taxes	(272)	153	(470)	278
Accretion of discount on asset retirement obligations	121	36	484	144
Inventory valuation adjustment	-	159	-	159
Amortization of debt issuance costs	47	58	200	155
Derivative related activity	32,373	(4,266)	51,254	(11,349)
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	(1,820)	4,710	(1,556)	5,786
Inventories	167	(914)	1,090	(1,152)
Prepaid expenses	121	79	(155)	(105)
Accounts payable	(4,548)	(4,860)	(6,853)	7,550
Interest payable	(84)	-	26	-
Income taxes payable to affiliate	89	56	(32)	(196)
Asset retirement obligations	(65)	(2)	(803)	(173)
Net cash provided by operating activities	17,948	21,496	82,522	132,455
Cash flows from investing activities:
Payments for acquisition of carrying value	(42)	(1,438)	(54,716)	(142,274)
Additions to oil and gas properties	(2,821)	(1,497)	(3,760)	(15,625)
Net cash used in investing activities	(2,863)	(2,935)	(58,476)	(157,899)
Cash flows from financing activities:
Borrowings under credit facility	12,000	-	150,000	-
Principal payments on credit facility	(80,000)	-	(83,000)	-
Proceeds from issuance of common units, net	60,983	-	60,983	163,045
Partner contributions	64	-	64	24
Payments for acquisition in excess of carrying value	1,438	1,438	(113,512)	(20,795)
Payment of financing fees	-	-	-	(960)
Distributions to general partner and common unitholders	(15,019)	(15,019)	(60,078)	(24,331)
Net contributions from (distributions to) owner	42	(3,809)	(7,814)	(61,604)
Net cash provided by (used in) financing activities	(20,492)	(17,390)	(53,357)	55,379
Net increase (decrease) in cash and cash equivalents	(5,407)	1,171	(29,311)	29,935
Cash and cash equivalents, beginning of period	6,032	28,765	29,936	1
Cash and cash equivalents, end of period	$625	$29,936	$625	$29,936

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Average Daily Sales Volumes:
Oil (Bbls) —	3,636	3,880	3,683	3,937

Natural gas liquids (Bbls) —	1,388	884	1,420	1,298

Gas (Mcf) —	6,050	5,005	6,248	5,828

Total (BOE) —	6,032	5,598	6,145	6,206

Average Reported Prices:
Oil (per Bbl) —	$116.65	$98.48	$100.35	$107.79

Natural gas liquids (per Bbl) —	$48.32	$37.98	$41.61	$48.41

Gas (per Mcf) —	$6.03	$6.35	$5.37	$7.06

Total (BOE) —	$87.47	$79.93	$75.23	$85.14

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income (loss).  Management of Pioneer Southwest Energy Partners LP believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests.  EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income (loss), as defined by GAAP.

	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009 (a)

Net cash provided by operating activities	$17,948	$82,522
Deduct:
Depletion, depreciation and amortization	(2,950)	(13,016)
Deferred income taxes	272	470
Accretion of discount on asset retirement obligations	(121)	(484)
Amortization of debt issuance costs	(47)	(200)
Derivative related activity	(32,373)	(51,254)
Changes in operating assets and liabilities	6,140	8,283

Net income (loss)	(11,131)	26,321
Add:
Depletion, depreciation and amortization	2,950	13,016
Accretion of discount on asset retirement obligations	121	484
Interest expense	432	1,160
Income tax provision (benefit)	(183)	46
Derivative related activity	32,373	51,254

EBITDAX (b)	24,562	92,281
Deduct:
Cash reserves to maintain production and cash flow	(4,487)	(20,631)
Cash interest expense	(385)	(960)
Cash income taxes	(89)	(516)

Distributable cash flow (c)	$19,601	$70,174

_____________
(a)	The information shown represents the activity of the Partnership, including the Partnership Predecessor data.
(b)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; and noncash commodity derivative related activity.

(c)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION

Open Commodity Derivative Positions as of January 18, 2010

	2010				Twelve Months Ending December 31,
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2011	2012	2013
Average Daily Oil Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	2,500	2,500	2,500	750	3,000	3,000
NYMEX price (Bbl)	$93.34	$93.34	$93.34	$93.34	$77.25	$79.32	$81.02
Collar Contracts:
Volume (Bbl)	-	-	-	-	2,000	-	-
NYMEX price (Bbl):
Ceiling	$-	$-	$-	$-	$170.00	$-	$-
Floor	$-	$-	$-	$-	$115.00	$-	$-
Collar Contracts with Short Puts:
Volume (Bbl)	750	1,000	1,000	1,250	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$87.10	$87.18	$87.18	$89.06	$99.60	$103.50	$111.50
Floor	$70.00	$70.00	$70.00	$70.00	$70.00	$80.00	$83.00
Short Put	$55.00	$55.00	$55.00	$55.00	$55.00	$65.00	$68.00
Percent of total oil production (a):	~90%	~90%	~90%	~90%	~90%	~90%	~85%
Average Daily NGL Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	750	750	-
Blended index price (Bbl) (b)	$52.52	$52.52	$52.52	$52.52	$34.65	$35.03	$-
Percent of total NGL production (a):	~55%	~55%	~55%	~55%	~55%	~50%	N/A
Average Daily Gas Production Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	5,000	5,000	5,000	2,500	2,500	2,500
NYMEX price (MMBtu) (c)	$7.44	$7.44	$7.44	$7.44	$6.65	$6.77	$6.89
Percent of total gas production (a):	~90%	~90%	~90%	~90%	~45%	~40%	~40%
Basis Swap Contracts:
Spraberry index swaps (MMBtu) (d)	2,500	2,500	2,500	2,500	-	-	-
Price differential ($/MMBtu)	$(0.87)	$(0.87)	$(0.87)	$(0.87)	$-	$-	$-

_____________
(a)	Represents approximate percentage of forecasted production that is covered by derivative contracts.
(b)	Represents the blended Mont Belvieu index price per Bbl.
(c)	NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on the differential to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells its Spraberry gas and NYMEX Henry Hub index prices used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Loss, Net
(in thousands)

	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009

Noncash fair value changes:
Oil derivative loss	$32,065	$57,229
NGL derivative loss	6,149	10,651
Gas derivative gain	(1,873)	(880)
Total noncash derivative loss, net	36,341	67,000

Cash settlements:
Oil derivative loss	6,117	10,630
NGL derivative loss	1,062	1,452
Gas derivative gain	(176)	(817)
Total cash derivative loss, net	7,003	11,265
Total derivative loss, net	$43,344	$78,265

Deferred Gains on Discontinued Commodity Hedges as of December 31, 2009
(in thousands)

	2010	2011

Commodity hedge gains (a):
Oil	$37,100	$36,489
NGL	6,688	-
Gas	2,893	-
Total	$46,681	$36,489

_____________
(a)	Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Income adjusted for unrealized fair value derivatives losses, as presented in this press release, is presented and reconciled to the Partnership's net loss determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership's business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods.  In addition, management believes that this non-GAAP measure may enhance investors' ability to assess the Partnership's historical and future financial performance.  This non-GAAP financial measure is not intended to be substitutes for the comparable GAAP measure and should be read only in conjunction with the Partnership's consolidated financial statements prepared in accordance with GAAP.  Unrealized fair value derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period.  The table below reconciles the Partnership's net income for the three months ended December 31, 2009, as determined in accordance with GAAP, to adjusted income excluding unrealized fair value losses for that quarter.

	After-tax Amounts	Per Common Unit

Net loss applicable to the Partnership	$(11)	$(0.35)
Unrealized fair value derivative losses	36	1.14
Adjusted income excluding unrealized fair value losses	$25	$0.79